Exhibit 2.2

FORM OF FIRST CITY BANK
AFFILIATE AGREEMENT

     This AFFILIATE AGREEMENT, dated as of July 16, 2004, is entered into by and among Webster Financial Corporation, a Delaware corporation (“Webster”), and the stockholders of First City Bank, a Connecticut chartered commercial bank (“First City”), named on Schedule I hereto (collectively, the “Stockholders”) who are directors, executive officers or other affiliates of First City (for purposes of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”)).

     WHEREAS, Webster, N.A., Webster Bank, N.A., a national banking association (the “Bank”), and First City have entered into an Agreement and Plan of Merger, dated as of July 16, 2004 (the “Agreement”), which provides for, among other things, the merger of First City with and into the Bank, with the Bank being the surviving bank and continuing to be a wholly owned subsidiary of Webster (the “Merger”) (all capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement); and

     WHEREAS, in order to induce Webster and Webster Bank to enter into and consummate the Agreement, each of the Stockholders agrees, among other things, to vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of First City;

     NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Ownership of First City Common Stock. Each Stockholder represents and warrants to Webster that the number of shares of First City common stock, par value $5.00 per share (“First City Common Stock”), set forth opposite such Stockholder’s name on Schedule I hereto is the total number of shares of First City Common Stock over which such person has “beneficial ownership” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

     2. Agreements of the Stockholders. Each Stockholder covenants and agrees as follows:

          (a) Stockholder shall, at any meeting of the holders of First City Common Stock called for such purpose, vote or cause to be voted all shares of First City Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the “Shares”) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any Competing Proposal or any other action that is inconsistent with the Agreement, the Merger or the transactions contemplated thereby.

          (b) Stockholder shall timely deliver to Webster a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), with such Proxy covering all of the Shares. In the event that such Stockholder is unable to provide any such Proxy in a timely manner, such Stockholder hereby grants Webster a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Stockholder. Upon execution of this Affiliate Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Affiliate Agreement pursuant to Section 3 hereof.

          (c) Prior to the Effective Time, except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her Shares.

          (d) Stockholder shall not in his or her capacity as a stockholder of First City directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving First City or otherwise inconsistent with the Agreement, the Merger or the transactions contemplated thereby. Nothing herein shall impair such Stockholder’s fiduciary obligations as a director of First City.

          (e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

     3. Termination. The parties agree and intend that this Affiliate Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Affiliate Agreement are inadequate. The parties agree that irreparable damage would occur in the event that the provisions of this Affiliate Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders or Webster. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Affiliate Agreement by any of the Stockholders or Webster, as the case may be, and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Webster and the Stockholders are entitled at law or in equity. This Affiliate Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     4. Rule 145. Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Webster Common Stock received in exchange for First City Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act. Stockholder also understands that Webster reserves the right to put the following legend on the certificates evidencing shares of Webster Common Stock issued to such Stockholder in connection with the Agreement, the Merger or the transactions contemplated thereby:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.”

     Webster shall deliver substitute certificates without such legend if such Stockholder delivers to Webster (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145, or (ii) a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to Webster, to the effect that the sale of the shares by the holder thereof is no longer subject to Rule 145.

     5. Notices. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

     6. Governing Law. This Affiliate Agreement shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof.

     7. Counterparts. This Affiliate Agreement may be executed in two or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Affiliate Agreement.

     9. Regulatory Approval. If any provision of this Affiliate Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Affiliate Agreement.

     10. Representations and Warranties. Stockholder has full power and capacity to execute and deliver this Affiliate Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Affiliate Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity, insolvency and similar laws affecting creditors’ rights and remedies generally.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Webster, by a duly authorized officer, and each of the Stockholders have caused this Affiliate Agreement to be executed and delivered as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION

By:	Harriet Munrett Wolfe Executive Vice President, General Counsel and Secretary

STOCKHOLDERS:

SCHEDULE I

Number of Shares of First City Common
Name and Address of Stockholder	Stock Beneficially Owned

EXHIBIT A

IRREVOCABLE PROXY

     The undersigned stockholder of First City Bank, a Connecticut chartered commercial bank (“First City”), hereby irrevocably (to the extent provided in the Banking Law of Connecticut), appoints the members of the Board of Directors of Webster Financial Corporation, a Delaware corporation (“Webster”), and each of them, or any other designee of Webster, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of First City that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of First City issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the extent provided in the Banking Law of Connecticut), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and among Webster, Webster Bank (the “Bank”) and First City (“Merger Agreement”) and is granted in consideration of Webster entering into the Merger Agreement for the merger of First City into the Bank, with the Bank being the surviving bank and continuing to be a wholly owned subsidiary of Webster (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Banking Law of Connecticut), at every annual, special or adjourned meeting of the stockholders of First City and in every written consent in lieu of such meeting:

in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.

(Signature Page Follows)

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: July 16, 2004

(Signature of Stockholder)

(Print Name of Stockholder)

SIGNATURE PAGE TO IRREVOCABLE PROXY